AGREEMENT AND PLAN OF REORGANIZATION



                               DATED JULY 19, 2001



                             FOR THE ACQUISITION OF



                                   KEYCOM, INC
                                (AND SUBSIDIARIES)


                                       BY



                          EMERGENT FINANCIAL GROUP, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

                                Table of Contents
                                                                            Page

Section 1:  Defined  Terms . . . . . . . . . . . . . . . . . . . . . . . .     2
Section 2:  The  Merger. . . . . . . . . . . . . . . . . . . . . . . . . .     6
Section 3:  Representations  of  KeyCom. . . . . . . . . . . . . . . . . .     6
    3.1       Organization . . . . . . . . . . . . . . . . . . . . . . . .     6
    3.2       Effect  of  Agreement. . . . . . . . . . . . . . . . . . . .     7
    3.3       Capital  Stock  and  Ownership . . . . . . . . . . . . . . .     7
    3.4       Financial  and  Corporate  Records . . . . . . . . . . . . .     8
    3.5       Compliance  with  Law. . . . . . . . . . . . . . . . . . . .     8
    3.6       Financial  Statements. . . . . . . . . . . . . . . . . . . .     9
    3.7       Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
    3.8       Obligations. . . . . . . . . . . . . . . . . . . . . . . . .     9
    3.9       Operations  Since  October  31,  2000. . . . . . . . . . . .     9
    3.10      Accounts  Receivable . . . . . . . . . . . . . . . . . . . .    10
    3.11      Tangible  Property . . . . . . . . . . . . . . . . . . . . .    10
    3.12      Real  Property . . . . . . . . . . . . . . . . . . . . . . .    10
    3.13      Environmental. . . . . . . . . . . . . . . . . . . . . . . .    11
    3.14      Software  and  Other  Intangibles. . . . . . . . . . . . . .    12
    3.15      Contracts. . . . . . . . . . . . . . . . . . . . . . . . . .    12
    3.16      Employees  and  Independent  Contractors . . . . . . . . . .    13
    3.17      Employee  Benefit  Plans . . . . . . . . . . . . . . . . . .    14
    3.18      Customers,  Prospects  and  Suppliers. . . . . . . . . . . .    15
    3.19      Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
    3.20      Proceedings  and  Judgments. . . . . . . . . . . . . . . . .    16
    3.21      Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .    16
    3.22      Questionable  Payments . . . . . . . . . . . . . . . . . . .    17
    3.23      Related  Party  Transactions . . . . . . . . . . . . . . . .    17
    3.24      Brokerage  Fees. . . . . . . . . . . . . . . . . . . . . . .    17

    3.26      Full  Disclosure . . . . . . . . . . . . . . . . . . . . . .    18

Section 4:  Representations  of  Emergent  and  Newco. . . . . . . . . . .    18
    4.1       Organization . . . . . . . . . . . . . . . . . . . . . . . .    18
    4.2       Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .    18
    4.3       Emergent's  Stock. . . . . . . . . . . . . . . . . . . . . .    19
    4.4       SEC  Filings . . . . . . . . . . . . . . . . . . . . . . . .    19
    4.5       Authorization  for  Emergent  Common  Stock. . . . . . . . .    19
    4.6       Investment  Matters. . . . . . . . . . . . . . . . . . . . .    19
    4.7       Brokerage  Fees. . . . . . . . . . . . . . . . . . . . . . .    19
    4.8       Compliance  with  Law. . . . . . . . . . . . . . . . . . . .    19
    4.9       Full  Disclosure . . . . . . . . . . . . . . . . . . . . . .    19

Section 5:  Certain  Obligations  of  KeyCom  Pending  Closing . . . . . .    20
    5.1       Conduct  of  Business. . . . . . . . . . . . . . . . . . . .    20
    5.2       Emergent's  Due  Diligence  Investigation. . . . . . . . . .    21
    5.3       Consents . . . . . . . . . . . . . . . . . . . . . . . . . .    21
    5.4       Acquisition  Proposals . . . . . . . . . . . . . . . . . . .    21
    5.5       Advice  of  Changes. . . . . . . . . . . . . . . . . . . . .    22
    5.6       Reasonable  Best  Efforts. . . . . . . . . . . . . . . . . .    22
Section 6:  Certain Obligations of Emergent and Newco Pending Closing. . .    22
    6.1       Corporate  Status. . . . . . . . . . . . . . . . . . . . . .    22
    6.2       KeyCom  Due  Diligence  Investigation. . . . . . . . . . . .    22
    6.3       Consents . . . . . . . . . . . . . . . . . . . . . . . . . .    22
    6.4       SEC  Reports . . . . . . . . . . . . . . . . . . . . . . . .    23
    6.5       Advice  of  Changes. . . . . . . . . . . . . . . . . . . . .    23
    6.6       Reasonable  Best  Efforts. . . . . . . . . . . . . . . . . .    23
    6.7       Investments. . . . . . . . . . . . . . . . . . . . . . . . .    25
Section 7:  Additional  Covenants  of  the  Parties. . . . . . . . . . . .    23
    7.1       KeyComShareholder's  Meeting . . . . . . . . . . . . . . . .    23
    7.2       Tax  Free  Reorganization. . . . . . . . . . . . . . . . . .    25

Section 8:  Conditions  Precedent  to  KeyCom's  Closing  Obligations. . .    23
    8.1       Approval  of  KeyCom  Shareholders . . . . . . . . . . . . .    25
    8.6       Adverse  Changes . . . . . . . . . . . . . . . . . . . . . .    24
Section 9:  Conditions Precedent to Emergent's and Newco's Closing
              Obligations. . . . . . . . . . . . . . . . . . . . . . . . .    24
    9.1       Approval  of  the  KeyCom  Shareholders. . . . . . . . . . .    24
    9.2       Dissenting  and  other  KeyCom  Shareholders . . . . . . . .    24
    9.3       KeyCom's  Representations. . . . . . . . . . . . . . . . . .    24
    9.4       KeyCom's  Performance. . . . . . . . . . . . . . . . . . . .    24
    9.5       Absence  of  Proceedings . . . . . . . . . . . . . . . . . .    24
    9.6       Adverse  Changes . . . . . . . . . . . . . . . . . . . . . .    25
    9.7       Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 10: Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
    10.1      Closing. . . . . . . . . . . . . . . . . . . . . . . . . . .    25
    10.2      KeyCom's  Obligations  at  Closing . . . . . . . . . . . . .    25
    10.3      Emergent's  and  Newco's  Obligations  at  Closing . . . . .    26
Section 11: Certain  Obligations  and  Rights  after  Closing. . . . . . .    27
    11.1      Cooperation with Emergent and the Surviving Corporation. . .    30

Section 12: Indemnification. . . . . . . . . . . . . . . . . . . . . . . .    28
    12.1      Indemnification. . . . . . . . . . . . . . . . . . . . . . .    28
    12.2      Indemnification  Procedures. . . . . . . . . . . . . . . . .    33
    12.3      Limits  on  Indemnification. . . . . . . . . . . . . . . . .    29

    12.4      Exceptions . . . . . . . . . . . . . . . . . . . . . . . . .    30

Section 13: Other  Provisions. . . . . . . . . . . . . . . . . . . . . . .    30
    13.1      Termination. . . . . . . . . . . . . . . . . . . . . . . . .    30
    13.2      Publicity. . . . . . . . . . . . . . . . . . . . . . . . . .    30
    13.3      Fees  and  Expenses. . . . . . . . . . . . . . . . . . . . .    30
    13.4      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .    33
    13.5      Survival  of  epresentations.andCovenants. . . . . . . . . .    33
    13.6      Interpretation  of  Representations. . . . . . . . . . . . .    34
    13.7      Reliance  by  Emergent  and  Newco . . . . . . . . . . . . .    34
    13.8      Entire  nderstanding . . . . . . . . . . . . . . . . . . . .    34
    13.9      Parties  in  Interest. . . . . . . . . . . . . . . . . . . .    34
    13.10     Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . .    34
    13.11     Severability . . . . . . . . . . . . . . . . . . . . . . . .    34
    13.12     Counterparts . . . . . . . . . . . . . . . . . . . . . . . .
    13.13     Section  Headings. . . . . . . . . . . . . . . . . . . . . .
    13.14     References . . . . . . . . . . . . . . . . . . . . . . . . .
    13.15     Controlling  Law . . . . . . . . . . . . . . . . . . . . . .
    13.16     Arbitration. . . . . . . . . . . . . . . . . . . . . . . . .    32
    13.17     No  Third-Party  Beneficiaries . . . . . . . . . . . . . . .
    13.18     Nature  of  Transactions . . . . . . . . . . . . . . . . . .
    13.19     Bankruptcy  and  Equitable  Qualifications . . . . . . . . .    33
    13.20     Construction . . . . . . . . . . . . . . . . . . . . . . . .

                      AGREEMENT AND PLAN OF REORGANIZATION

Parties:              KeyCom,  Inc.
                      a  Delaware  Corporation
                      5707  Corsa  Avenue,  Suite  103
                      Westlake  Village,  CA91362

                      Emergent  Financial  Group,  Inc.
                      a  Delaware  corporation  ("Emergent")
                      232-10711 Cambie  Road
                      Richmond,  BC  V6X3G5

                      KeyCom  Holding  Corporation
                      a  Delaware  corporation  ("Newco")
                      232-10711 Cambie  Road
                      Richmond,  BC  V6X3G5


Date:  July  19,  2001

                                    RECITALS

     WHEREAS, KeyCom is a technology-based financial services company that has developed proprietary software systems necessary to permit standard credit card merchant terminals to receive, record and dispatch transaction information permitting the remittance of cash at the point of sale and the subsequent transmittal of cash domestically or internationally principally using the Internet;

     WHEREAS, Emergent is a publicly traded specialty merchant banking company which seeks investment in niche financial services companies;

     WHEREAS, Emergent, or certain Emergent shareholders, have assisted in the development of certain components of the systems of KeyCom including specialized programming services and have provided KeyCom access to capital as described herein;

     WHEREAS, KeyCom has completed its market proof-of-concept and has launched its services and now requires additional capital necessary for the introduction of its technology and services to market and Emergent has agreed to provide or arrange for such capital as detailed herein;

     WHEREAS, Emergent or its affiliates have previously paid KeyCom one hundred and fifty thousand dollars for a one-year option to acquire all of the capital stock of KeyCom and the parties have determined to exercise such option through the delivery of the preferred stock described herein and through such combination the parties intend to finance and develop the KeyCom cash remittance business model;

     WHEREAS, the parties desire that KeyCom be merged with and into Newco (the "Merger") on the terms and subject to the conditions set forth in this Agreement and Plan of Reorganization (the "Agreement") and the Agreement and Plan of Merger dated this date and designated as Exhibit A hereto (the "Plan").

     WHEREAS, the Board of Directors of KeyCom has determined that the Merger and the other transactions contemplated by this Agreement and the Plan (collectively the "Transactions") are advisable and in the best interests of KeyCom and its shareholders. The respective Boards of Directors of Emergent and Newco, a newly formed, wholly owned subsidiary of Emergent, have determined that the Transactions are advisable and in the best interests of Emergent and Newco and their respective shareholders.

     Intending to be legally bound, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:

     Section  1:  Defined  Terms

     Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

     1.1 "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.7); (b) any note receivable; or (c) any other receivable or right to payment of any nature.

     1.2 "Acquired Companies" means KeyCom and any subsidiaries of KeyCom including KeyCom, Partners, a joint venture between KeyCom, Inc and certain joint venturers

     1.3 "Asset" means any real, personal, mixed, tangible or intangible property of any nature, including Cash Assets (as defined in Section 1.4), prepayments, deposits, escrows, Accounts Receivable, Tangible Property (as defined in Section 1.31), Real Property (as defined in Section 1.28), Software (as defined in Section 1.30), Contract Rights (as defined in Section 1.9),
Intangibles (as defined in Section 1.19) and goodwill, and claims, causes of action and other legal rights and remedies.

     1.4 "Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

     1.5     "Code"  means  the  Internal  Revenue  Code  of  1986,  as amended.

     1.6 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person (as defined in Section1.26), which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

     1.7 "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

     1.8 "Contract Right" means any right, power or remedy of any nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations (as defined in Section 1.24), rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

     1.9 "Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.

     1.10 "Encumbrance" means any lien, security interest, pledge, right of first refusal, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

     1.11 "Environmental Laws" means all applicable Laws (including consent decrees and administrative orders) relating to pollution and the protection of the environment, including those governing the use, generation, handling, storage and disposal or cleanup of Hazardous Substances (as defined in Section 1.14), all as amended.

     1.12 "Exchange Act" means the Federal Securities Exchange Act of 1934, as amended.

     1.13 "GAAP" means generally accepted accounting principles under current United States accounting rules and regulations, consistently applied.

     1.14 "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by Law or any United States federal government authority, or any state or local government authority having jurisdiction over any Real Property owned, leased or used by the Acquired Companies, to be capable of posing a risk of injury or damage to health, safety, property or the environment, including (a) all substances, wastes, contaminants, pollutants and materials defined, designated or regulated as hazardous, dangerous or toxic pursuant to any Law of any state in which any Real Property owned, leased or used by the Acquired Companies, is located or any United States Law, and (b) asbestos, polychlorinated biphenyls ("PCB's"), petroleum, petroleum products and urea formaldehyde.

     1.15     "including"  means  including  but  not  limited  to.

     1.16 "Emergent Common Stock" means shares of common stock, par value $0.001 per share, of Emergent.

     1.17 Emergent Preferred Stock means Series E Senior Preferred Stock "Emergent Management" means those individuals set forth on Exhibit 1.17.

     1.18 "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

     1.19 "Intangible" means any name, corporate name, fictitious name, brand name, product name, slogan, design, logo, formula, invention, product right, technology or other intangible asset of any nature, whether in use, under development or design, or inactive including without limitation all Intellectual Property Rights. "Intellectual Property Rights" shall mean all rights and interests (throughout the universe, in all media, now existing or created in the future, and for the entire duration of such rights) arising under statutory or common law, contract, or otherwise, and whether or not perfected, including, without limitation all: (i) copyrights, and all registrations, applications for registration and licenses therefore, together with ancillary rights thereto;
(ii) trademarks, trade names, service marks, service names, domain names, published telephone numbers, logos, slogans and any abbreviations or variations thereto, and all registrations, applications for registration and licenses therefore, and any attendant goodwill together with all ancillary rights thereto; (iii) issued or pending patents and all registrations, applications for registration, reissues, divisions, continuations, continuations-in-part, renewals and extensions thereof and licenses therefore, together with all ancillary rights thereto; (iv) trade secrets and know-how, designs, improvements, formulae, discoveries, inventions, concepts, ideas, scientific or other technical information and procedures, legal, financial or business affairs, markets, products, key personnel, suppliers, customers, prospective customers, policies or operational methods, plans for future development, other information possessed which is not readily available to the public, and all copies of the foregoing, regardless of form; (v) the Software, except for third party Software linked to or accessible through a website or located on third party websites; and (vi) all contracts with government or commercial agencies and all licenses, permits, filings, authorizations, approvals, or indicia of authority issued by any government branch, department, commission, board, bureau, agency or other instrumentality of the United States, any foreign government or any state of political subdivision thereof.

     1.20 "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

     1.21 "to the knowledge of KeyCom" means that none of the directors or officers of any of the Acquired Companies has any actual knowledge, after due inquiry, that the statement made is incorrect.

     1.22 "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule or regulation (including those of self-regulatory organizations such as the NASD (as defined in Section 1.23)).

     1.23     "NASD"  means the National Association of Securities Dealers, Inc.

     1.24 "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, no recourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

     1.25 "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

     1.26 "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, partnership, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

     1.27 "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

     1.28 "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

     1.29     "SEC"  means the United States Securities and Exchange Commission.

     1.30 "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all HTML code, CGI scripts, Java applets, digital content, programming, documentation, network configurations, a reasonably detailed description of the process required to build such computer software, any proprietary tools or files owned that are required to build such computer software, as well as a description of all tools and files not owned that are required to build such computer software and any modifications, enhancements, improvements, updates, upgrades, new releases, revisions, refinements or revisions thereto, whether in analog, digital, source code, object code, or other form, in each case to the extent required for or used in the performance of the business as conducted in the past or as currently conducted, object code, source code, databases, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

     1.31 "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

     1.32 "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, retirement or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

                              Section 2: The Merger

     Subject to the terms and conditions of this Agreement and the Plan, KeyCom shall be merged with and into Newco (the "Surviving Corporation") in accordance with the provisions of this Agreement and the provisions of the Plan. The closing of the Merger and the other Transactions shall take place on the Closing Date (as defined in Section 10.1) and shall be effective on the Effective Date (as defined in Section 10.1).

                      Section 3: Representations of KeyCom

     Knowing that Emergent and Newco rely thereon and except as set forth in the Schedules delivered by KeyCom to Emergent prior to the execution of the Agreement (and subject to Section 5.6 hereof), KeyCom represents and warrants to Emergent and Newco as of the date of this Agreement and the Closing Date, and covenants with Emergent and Newco, as set forth below in each provision of this
Section  3.

     3.1 Organization. Each of the Acquired Companies is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. KeyCom possesses the full corporate power and authority to enter into and perform this Agreement. Each of the Acquired Companies possesses the full corporate power and authority to own its Assets and to conduct its business as and where presently conducted. Each of the Acquired Companies is duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law. Except as set forth on Schedule 3.1, KeyCom has no subsidiaries. Except as set forth on Schedule 3.1, none of the Acquired Companies owns any securities of any corporation or any other interest in any Person. None of the Acquired Companies has any predecessors except as otherwise set forth on Schedule 3.1. Schedule
3.1 states, for each of the Acquired Companies (a) its exact legal name; (b) its corporate business form and jurisdiction of organization and date of formation;
(c) its federal employer identification number; (d) its headquarters address, telephone number and facsimile number; (e) its directors and officers, indicating all current title(s) of each such individual; (f) its registered agent and/or office in its jurisdiction of organization (if applicable); (g) all foreign jurisdictions in which it is qualified or registered to do business, the date it so qualified or registered, and its registered agent and/or office in each such jurisdiction (if applicable); (h) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since such company's date of incorporation; and (i) any name changes, recapitalizations, mergers, reorganizations or similar events since its date of formation. Accurate and complete copies of articles or certificates of incorporation and bylaws, (or similar organizational documents), each as amended to date, and all Contracts relating to the acquisition of each of the Acquired Companies (or their affiliates or predecessors) have been made available to Emergent and Newco.

     3.2 Effect of Agreement. he The Transactions have been duly authorized by all necessary corporate actions including its board of directors and does not constitute a violation of or default under its articles of incorporation, or bylaws (or similar organizational documents). Except as set forth on Schedule 3.2, KeyCom's execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, (b) do not constitute a violation of any Law or Judgment that is applicable to any of the Acquired Companies, or to the business or Assets of any of the Acquired Companies, or to the Transactions, (c) do not accelerate or otherwise modify any Obligation of any of the Acquired Companies, (d) do not result in the creation of any Encumbrance upon, or give to any third party any interest in, any of the business or Assets, or any of the capital stock of or interests in, any of the Acquired Companies, and (e) do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of KeyCom enforceable against it in accordance with its terms. Except as stated on Schedule 3.2, there exists no right of first refusal or other preemptive right with respect to any of the Acquired Companies or the stock, business or Assets of any of the Acquired Companies.

     3.3 Capital Stock and Ownership. As of the date of this Agreement, the authorized capital stock of KeyCom consists of: 48,000,000 shares of Common Stock, par value $.001 per share ("KeyCom Stock"), and 1,000 shares of Class A Preferred and 1,000 shares of Class B preferred. No preferred stock of any class has been issued by KeyCom. KeyCom has issued 15,000,000 shares which are outstanding as of the date of this Agreement. With respect to each of the Acquired Companies, Schedule 3.3 is an accurate and complete list of (a) the names of all shareholders, (b) the addresses of all shareholders (to the extent known to KeyCom), (c) social security numbers or federal tax identification numbers (to the extent known to KeyCom), and (d) the numbers of shares owned of record by all shareholders and the certificate numbers of the stock certificates representing such shares. KeyCom is the sole record and beneficial owner of all of the shares of capital stock of each of its subsidiaries as indicated on
Schedule 3.3 and it has good and valid title to such shares, free and clear of any Encumbrance. Except as indicated on Schedule 3.3, there are no other record, or, to the knowledge of KeyCom, beneficial owners of any shares of KeyCom Stock or any other securities of KeyCom. Except for the shares listed on Schedule 3.3 with respect to each of the Acquired Companies, there currently are no other issued or outstanding shares of capital stock. Except as indicated on Schedule 3.3, all of the issued and outstanding shares of capital stock of each of the Acquired Companies have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability or preemptive rights attaching to the ownership thereof. Except as indicated on Schedule 3.3, all issuances and grants of all outstanding options, warrants and all offerings, sales and issuances by each of the Acquired Companies of any shares of capital stock were conducted in compliance with all applicable federal and state securities Laws, all applicable state corporation Laws and all requirements set forth in applicable Contracts. Except as provided on Schedule 3.3, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock, or other securities of, any of the Acquired Companies.

     3.4 Financial and Corporate Records. The books and records of each of the Acquired Companies are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects all of the Assets and Obligations of each of the Acquired Companies and all Contracts and other transactions to which each of the Acquired Companies is or was a party or by which each of the Acquired Companies or the business or Assets of each of the Acquired Companies is or was affected. Accurate and complete copies of the contents of the minute books and stock books of each of the Acquired Companies have been made available to Emergent and Newco. Such minute books and stock books include (a) minutes of all meetings of the shareholders, board of directors and any committees of the board of directors at which any material action was taken, which minutes accurately record all material actions taken at such meetings, (b) accurate and complete written statements of all actions taken by the shareholders, board of directors and any committees of the board of directors without a meeting, and (c) accurate and complete records of the subscription, issuance, transfer and cancellation of all shares of capital stock, and all other securities since the date of incorporation or formation. None of the shareholders, board of directors or any committee of the board or members has taken any material action required by Law to be reflected in the records in clauses (a) and (b) of the preceding sentence other than those actions reflected in the records referenced in clauses (a) and
(b) of the preceding sentence. Schedule 3.4 is an accurate and complete list of all bank accounts, other accounts, certificates of deposit, marketable securities, other investments, safe deposit boxes, lock boxes and safes of each of the Acquired Companies, and the names of all officers, employees or other individuals who have access thereto or are authorized to make withdrawals therefrom or dispositions thereof.

     3.5 Compliance with Law. Except as set forth on Schedule 3.5, the operations of each of the Acquired Companies, the conduct of the business of each of the Acquired Companies, as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets of each of the Acquired Companies have complied and currently do comply in all material respects with all applicable Laws other than Environmental Laws which are addressed in Section 3.13 hereof. Except as set forth on Schedule 3.5, each of the Acquired Companies has obtained and holds all Permits required for the lawful operation of its business as and where such business is presently conducted. All Permits held by the Acquired Companies are listed on Schedule 3.5, and copies of such Permits have been made available to Emergent and Newco.

     3.6 Financial Statements. Schedule 3.6 lists the fiscal year end for each of the Acquired Companies. Schedule 3.6 includes accurate and complete copies of the following unaudited and audited consolidated financial statements ("Unaudited/Audited Financial Statements") of the Acquired Companies: (a) a balance sheet as of the end of each of the two most recent fiscal years; (b) statements of income, statements of shareholders' equity, and statements of cash flows for each of the two most recent fiscal years, and notes thereto and (c) the audited balance sheet as of October 31, 2000KeyCom (the "Latest Balance Sheet"). All of the Unaudited/Audited Financial Statements were (x) prepared in accordance with GAAP and (y) fairly present in all material respects the financial condition and results of operations of KeyCom as of the dates and for the periods indicated.

     3.7 Assets. Schedule 3.7 includes detailed lists of all Assets of each of the Acquired Companies which are reflected on the October 31 Latest Balance Sheet, including (a) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost; (b) Accounts Receivable, showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables are billable; (c) other current Assets, itemized by category and with appropriate explanation; (d) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value; and (e) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value. Each of the Acquired Companies has good and valid title to all of its respective Assets which are owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance. Except for the Assets listed on Schedule 3.7, no other Assets are necessary to operate, or have been material to the operation of, the KeyCom Business, as currently operated.

     3.8 Obligations. Schedule 3.8 includes detailed lists of all Obligations of each of the Acquired Companies which are reflected on the October 31 Latest Balance Sheet, itemized by balance sheet account, and with aggregate net balances equal to the balances on the October 31 Latest Balance Sheet, including (a) accounts payable, (b) accrued expenses and reserves, itemized by category and with appropriate explanation, (c) deferred revenues, itemized by customer and time periods, and (d) other current and long-term liabilities.
None of the Acquired Companies has any Obligations other than (i) Obligations reflected on the October 31 Latest Balance Sheet, (ii) Obligations set forth in
Schedule 3.8, (iii) Obligations under Contracts of the type listed or not required to be listed on Schedule 3.15, provided that as of October 31, no such Obligation consisted of or resulted from a default under or violation of any such Contract, and (iv) Obligations incurred since, October 31, in the ordinary course, consistent with past practices, and not in breach of any of the representations and warranties made in Section 3.9. Except as described on
Schedule 3.8, none of the Obligations of any of the Acquired Companies are guaranteed by any Person.

     3.9 Operations Since October 31 2000Except as set forth on Schedule 3.9, from October 31 2001 to the date of this Agreement:

          (a) Except in the ordinary course of their respective businesses consistent with its past practices, none of the Acquired Companies has (i) created or assumed any Encumbrance upon any of its business or Assets, (ii) incurred any Obligation, (iii) made any loan or advance to any Person; (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person;
(v) committed for any capital expenditure; (vi) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets; (vii) waived any right or canceled any debt or claim; (viii) assumed or entered into any Contract other than this Agreement; or (ix) increased, or authorized an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives.

          (b) Even in the ordinary course of their respective businesses consistent with their respective past practices, none of the Acquired Companies has made any loan to any Person, acquired or disposed of any material business or material Assets or entered into any material Contract (other than customer contracts) or other material transaction.

          (c) There has been no material adverse change or material casualty loss affecting any of the Acquired Companies or their business, Assets or financial condition, and there has been no material adverse change in the financial performance of any of the Acquired Companies.

          (d) None of the Acquired Companies has (i) incurred any outstanding bank debt or notes payable; (ii) except in connection with the Agreement and the Transactions contemplated hereby, incurred any outstanding indebtedness to any current or former shareholder, director or officer of any of the Acquired Companies (excluding compensation, benefits and expense reimbursements due to such Persons in their capacities as employees, officers or directors of any of the Acquired Companies) or to any affiliate (as such term is defined for purposes of the Exchange Act) of any of the Acquired Companies or any of such company's shareholders, directors or officers; (iii) paid any dividend or made any other distribution of Cash Assets or other Assets to or on behalf of any of the shareholders of any of the Acquired Companies (excluding compensation, benefits and expense reimbursements due to such Persons in their capacities as employees, officers or directors of any of the Acquired Companies); or (iv) accrued any deferred bonuses or compensation due to any shareholder, director, employee or agent of any of the Acquired Companies, or paid any such deferred bonuses or compensation except to the extent such deferred bonuses or compensation was accrued on the October 31 Latest Balance Sheet.

     3.10     Accounts  Receivable.  All  Accounts Receivable listed in Schedule
3.7 arose in the ordinary course of business, are proper and valid accounts receivable. There are no refunds, discounts, rights of setoff or assignment affecting any such Accounts Receivable. Proper amounts of deferred revenues appear on the books and records of each of the Acquired Companies, in accordance with GAAP, with respect to all of the Acquired Companies' (a) billed but unearned Accounts Receivable; (b) previously billed and collected Accounts Receivable still unearned; and (c) unearned customer deposits.

     3.11 Tangible Property. Each of the Acquired Companies has good and valid title to all of its Tangible Property, free and clear of any Encumbrances except as set forth in the October 31 Latest Balance Sheet or Schedule 3.8.
Except as set forth on Schedule 3.11, all of the Tangible Property of each of the Acquired Companies is located at the offices or facilities of the Acquired Companies, and, except for automobiles and trucks, mobile telephones and other similar property, each of the Acquired Companies has the full and unqualified right to require the immediate return of any of its Tangible Property which is not located at its offices or facilities. All Tangible Property of each of the Acquired Companies, wherever located, is in good condition, ordinary wear and tear excepted, and is sufficient for the operations and business of each of the Acquired Companies as presently conducted.

     3.12 Real Property. None of the Acquired Companies owns any Real Property. Schedule 3.12 is a list of all Real Property leased by any of the Acquired Companies ("KeyCom Real Property"), showing location and, as applicable, rental cost and landlord. To the knowledge of KeyCom, all of the KeyCom Real Property is structurally sound and in good condition, ordinary wear and tear excepted, and is sufficient for the current operations of the Acquired Companies. To the knowledge of KeyCom, none of the KeyCom Real Property, nor the ownership, possession, occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract or Law to which KeyCom is subject, and no notice or threat from any lessor, governmental body or other Person has been received by any of the Acquired Companies or served upon KeyCom with respect to the KeyCom Real Property claiming any violation of, or breach, default or liability under, any Contract or Law, or requiring or calling attention to the need for any work, repairs, construction, alteration or installations. To the knowledge of KeyCom, no Proceedings are pending which would affect the zoning or use of any of the KeyCom Real Property. To the knowledge of KeyCom, no portion of any KeyCom Real Property is within an identified flood plain or other designated flood hazard area as established under any Law or otherwise by any governmental authority. To the knowledge of KeyCom, all of the KeyCom Real Property has direct legal access to, abuts, and is served by a publicly dedicated and maintained road, which road does and shall provide a valid means of ingress and egress thereto and therefrom, without additional expense. To the knowledge of KeyCom, all utilities, including water, gas, telephone, electricity, sanitary and storm sewers, are currently available to all of the KeyCom Real Property at normal and customary rates, and are adequate to serve such KeyCom Real Property for each of the Acquired Companies' current use thereof.

     3.13     Environmental.

     Except  as  set  forth  in  Schedule  3.13:

     (i) (A) The Acquired Companies have not caused or permitted any Hazardous Substances to be manufactured, refined, treated, discharged, disposed of, deposited or otherwise released in, on, under or from any of the KeyCom Real Property or any Real Property previously owned, leased, occupied, operated, managed, possessed or otherwise held by any of the Acquired Companies other than in compliance in all material respects with applicable Environmental Laws ("Former KeyCom Real Property"); and

          (B) To the knowledge of KeyCom, before its lease of any of the KeyCom Real Property or Former KeyCom Real Property, no Hazardous Substances have been manufactured, refined, treated, discharged, disposed of, deposited or otherwise released therein, thereon or therefrom other than in compliance in all material respects with applicable Environmental Laws.

     (ii) None of the Acquired Companies has received any notice that any part of the KeyCom Real Property or the Former KeyCom Real Property or the operations of the Acquired Companies is the subject of any Proceeding or Judgment relating to Environmental Matters, and, to the knowledge of KeyCom, no part of the KeyCom Real Property or the Former KeyCom Real Property or the operations of the Acquired Companies is the subject of any Proceeding or Judgment relating to Environmental Matters. None of the Acquired Companies has received any notice from any governmental authority or other Person regarding any potential claim or liability relating to environmental matters.

     (iii) Each of the Acquired Companies has provided Emergent and Newco with copies of any and all applications, correspondence, affidavits, reports, forms, maps, plans, studies and other documents relating to environmental matters in their possession, custody or control. These shall include any environmental engineering studies, any tests or testing performed on the KeyCom Real Property or the Former KeyCom Real Property, and copies of any reports issued by any government authority regarding such KeyCom Real Property or Former KeyCom Real Property.

     3.14 Software and Other Intangibles. Except for shrinkwrap and other commercially available Software, set forth on Schedule 3.14 is an accurate and complete list and description of all Software and Intangibles owned, marketed, licensed, supported, maintained, used or under development by the Acquired Companies, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs. Except for shrinkwrap and other commercially available Software, no other Software or Intangibles is necessary to operate the business of each of the Acquired Companies as currently operated. Except as explained on Schedule 3.14, each of the Acquired Companies has good and valid title to, and has the full right to use, all of the Software and Intangibles listed on Schedule 3.14, free and clear of any Encumbrance (except for use restrictions contained in licensed commercially available Software). All shrinkwrap and other commercially available Software has been properly licensed and all related fees paid. With respect to the Software listed on Schedule 3.14, (a) the Acquired Companies maintain machine-readable master-reproducible copies, source code listings, technical documentation and user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by them; (b) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; (c) it is written in the language set forth on Schedule 3.14, for use on the hardware set forth on Schedule 3.14 with standard operating systems; (d) it can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems or other Persons with whom KeyCom presently has service and maintenance agreements; and (e) in each case, it operates in accordance with the user manual therefor without material operating defects. None of the Software or Intangibles listed on Schedule 3.14, or their respective past or current uses, including the preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person. To the knowledge of KeyCom, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or Intangibles listed on Schedule 3.14. None of the Software or Intangibles listed on Schedule 3.14 is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Acquired Companies nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

     3.15 Contracts. Schedule 3.15 is an accurate and complete list of all of the following types of Contracts which involve either future Obligations of $50,000 or more to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, or is otherwise material to any of the Acquired Companies (collectively, the "Specified Contracts"), grouped into the following categories: (a) customer or client Contracts; (b) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any of the Acquired Companies; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment; (e) Contracts for the purchase, license, lease and/or maintenance of Software under which any of the Acquired Companies is the purchaser, licensee, lessee or user, and other supplier Contracts; (f) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on
Schedule 3.17, and excluding oral Contracts with employees for "at will" employment); (g) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of any of the Acquired

Companies, or any prior version thereof, or any part of the customer base, business or Assets of any of the Acquired Companies, or any shares or other ownership interests in any of the Acquired Companies (or any of their predecessors) was acquired; and (h) other material Contracts (excluding Contracts which constitute Insurance Policies listed on Schedule 3.21 and excluding this Agreement and all other Contracts entered into between any of the Acquired Companies and Emergent, or among any of the Acquired Companies, Emergent and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 3.15, and copies of each written
Specified Contract have been made available to Emergent and Newco. Except as set forth on Schedule 3.15, each of the material customers of the Acquired Companies has signed and is bound by a written Contract that is identical to one of the form agreements that are attached as part of Schedule 3.15, and the provisions of each such customer Contract are binding on the customer and enforceable by the Acquired Companies. Except as set forth on Schedule 3.15, with respect to each of the Specified Contracts, none of the Acquired Companies is in default thereunder nor would be in default thereunder with the passage of time, the giving of notice, or both. Except as set forth on Schedule 3.15, to the knowledge of KeyCom, none of the other parties to any Specified Contract is in default thereunder or would be in default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 3.15, none of the Acquired Companies has given or received any notice of default or notice of termination with respect to any Specified Contract, and each Specified Contract is in full force and effect in accordance with its terms. The Specified Contracts are all the Contracts necessary and sufficient to operate the business of each of the Acquired Companies as it is presently conducted. Except as set forth on Schedule 3.15, there are no currently outstanding proposals or offers submitted by any of the Acquired Companies to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of such company involving an amount or commitment exceeding $25,000 in any single case or an aggregate amount or commitment exceeding $100,000in the aggregate.

     3.16 Employees and Independent Contractors. Schedule 3.16 is a list of all of the employees with annual base compensation in excess of $25,000 of the Acquired Companies and (a) their titles or responsibilities; (b) their social security numbers; (c) their dates of hire; (d) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Schedule 3.16 is a list of all sales representatives and material independent contractors engaged by the Acquired Companies and (a) their payment arrangements (if not set forth in a Contract listed or described on Schedule 3.15); and (b) brief description of their jobs or projects currently in progress. Except as limited by any employment Contracts listed on Schedule 3.15 and except for any limitations of general application which may be imposed under applicable employment Laws, each of the Acquired Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay and benefits in accordance with such company's disclosed severance pay policy and benefits due terminated employees. Neither the Transactions, nor the termination of the employment of any employees of any of the Acquired Companies prior to or following the consummation of the Transactions could result in any of the Acquired Companies making or being required to make any "excess parachute payment" as that term is defined in
Section  280G  of  the  Code.  To  the knowledge of KeyCom, each of the Acquired
Companies is in full compliance in all material respects with all Laws respecting employment practices. None of the Acquired Companies has ever been a party to or bound by any union, collective bargaining or similar Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of any of the Acquired Companies. Since the respective incorporation or formation dates of each of the Acquired Companies, none of the Acquired Companies has experienced any labor problem that was or is material to it. Except as set forth on Schedule 3.16, each of the Acquired Companies' current and past employees has signed an employee or confidentiality agreement which contains certain restrictive covenants substantially in the form attached to Schedule 3.16. Except as set forth on Schedule 3.16, each of the Acquired Companies' current and past contractors or consultants has signed agreements with the Acquired Companies containing restrictions that protect the proprietary and confidential information of the Acquired Companies and vest in the Acquired Companies the full ownership of items developed by such contractor. Except as indicated on
Schedule 3.16, since January 1, 2000, to the knowledge of KeyCom, no employee of any of the Acquired Companies having an annual salary of $60,000 or more has indicated an intention to terminate or has terminated his or her employment with such company. To the knowledge of KeyCom, the Transactions will not adversely affect relations with any material employee of the Acquired Companies.

     3.17 Employee Benefit Plans. Schedule 3.17 sets forth an accurate and complete list of all of KeyCom's Employee Benefit Plans to which any Acquired Company is bound (collectively referred to as "KeyCom's Employee Benefit Plans"). Except as set forth on Schedule 3.17, none of the Acquired Companies has (a) established, maintained or contributed to (or has been obligated to contribute to) any Employee Benefit Plans, (b) proposed any Employee Benefit Plans which it plans to establish or maintain or to which it plans to contribute, or (c) proposed any changes to any Employee Benefit Plans now in effect. Accurate and complete copies of all of KeyCom's Employee Benefit Plans, a list of all employees affected or covered by KeyCom's Employee Benefit Plans, and all Obligations thereunder have been made available to Emergent. If permitted and/or required by applicable Law, the Acquired Companies have properly submitted all of KeyCom's Employee Benefit Plans in good faith to meet the applicable requirements of ERISA and/or the Code to the Internal Revenue Service (the "IRS") for its approval within the time prescribed therefor under applicable federal regulations. Favorable letters of determination of such tax-qualified status from the IRS are attached to Schedule 3.17. With respect to KeyCom's Employee Benefit Plans, the Acquired Companies will have made, on or before the Closing Date, all payments required to be made by them on or before the Closing Date and will have accrued (in accordance with GAAP) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. KeyCom has made available to Emergent an accurate and complete copy of the most current Form 5500 and any other form or filing required to be submitted to any governmental agency with regard to any of KeyCom's Employee Benefit Plans and the most current actuarial report, if any, with regard to any of KeyCom's Employee Benefit Plans. All of KeyCom's Employee Benefit Plans are, and have been, operated in full compliance with their provisions and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. The Acquired Companies and all fiduciaries of KeyCom's Employee Benefit Plans have complied in all material respects with the provisions of KeyCom's Employee Benefit Plans and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. There have been no Reportable Events (as defined in ERISA), no events described in Sections 4062, 4063 or 4064 of ERISA, and no termination or partial termination (including any termination or partial termination attributable to the Transactions contemplated by this Agreement) of any of KeyCom's Employee Benefit Plans. There would be no Obligation of any of the Acquired Companies under Title IV of ERISA if any of KeyCom's Employee Benefit Plans were terminated as of the Closing Date. As a result of any action or inaction prior to Closing by any of the Acquired Companies, none of the Acquired Companies has incurred, nor will incur, any withdrawal liability, nor do any of the Acquired Companies have any contingent withdrawal liability, under ERISA to any Multiemployer Plan (as defined in ERISA or the Code). None of the Acquired Companies has incurred, or will incur, any Obligation to the Pension Benefit Guaranty Corporation (or any successor thereto). Except as set forth on
Schedule 3.17, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (x) result in any payment (including any severance, unemployment compensation or golden parachute payment) becoming due from any of the Acquired Companies under any of KeyCom's Employee Benefit Plans,
(y) increase any benefits otherwise payable under any of KeyCom's Employee Benefit Plans, or (z) result in the acceleration of the time of payment or vesting of any such benefits to any extent. Except as set forth on Schedule 3.17, there are no pending Proceedings that have been asserted or instituted against any of KeyCom's Employee Benefit Plans, the Assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the knowledge of KeyCom, there are no facts which could form the basis for any such Proceeding. There are no investigations or audits of any of KeyCom's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or, to the knowledge of KeyCom, threatened, and, to the knowledge of KeyCom, there are no facts which could form the basis for any such investigation or audit. Except as disclosed in Schedule 3.17, no event has occurred nor will occur which will result in any of the Acquired Companies having an Obligation in connection with any Employee Benefit Plan established, maintained, contributed to or to which there has been as obligation to contribute (currently or previously) by it or by any other entity which, together with any of the Acquired Companies, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or
(iv)  another  arrangement  covered  by  Section  414(o)  of  the  Code.

     3.18 Customers, Prospects and Suppliers. The twenty largest customers (by volume of business) of the Acquired Companies are listed as part of Schedule
3.18. Except as set forth on Schedule 3.18, since January 1, 2000, none of these twenty largest customers or any material suppliers of the Acquired Companies has given notice or otherwise indicated to such company that it will or intends to terminate or not renew its Contract with such company before the scheduled expiration date or otherwise terminate its relationship with such company. To the knowledge of KeyCom, the relationship of each of the Acquired Companies with such twenty largest customers and any material supplier is currently on a good and normal basis. To the knowledge of KeyCom, the Transactions will not adversely affect relations with any of such twenty largest customers or any material supplier of any of the Acquired Companies. KeyCom has made available to Emergent and Newco an accurate and complete copy of the most recent customer surveys, if any, of each of the Acquired Companies.

     3.19 Taxes. Schedule 3.19 is an accurate and complete list of all federal, state, local, foreign and other Tax returns and reports (including information returns) (collectively "Returns") filed by each of the Acquired Companies with respect to its last two (2) fiscal years. Returns for the immediately prior three (3) fiscal years have been made available to Emergent. Accurate and complete copies of all federal, state, local and foreign income, sales and use Tax Returns filed by each of the Acquired Companies since their inception and accurate and complete copies of all other Tax Returns listed on
Schedule 3.19 have been delivered to  Emergent and Newco. Except as explained on
Schedule 3.19, (a) each of the Acquired Companies has properly and timely filed all Tax Returns required to be filed by it, all of which were accurately prepared and completed in all material respects; (b) each of the Acquired
Companies has properly withheld from payments to its employees, agents, representatives, contractors and suppliers all amounts required by Law to be withheld for Taxes; (c) each of the Acquired Companies has paid all Taxes required to be paid by it; (d) no audit of any of the Acquired Companies by any governmental taxing authority has ever been conducted, is currently pending or, to the knowledge of KeyCom, is threatened; (e) no notice of any proposed Tax audit, or of any Tax deficiency or adjustment, has been received by any of the Acquired Companies, and there is no reasonable basis for any Tax deficiency or adjustment to be assessed against any of the Acquired Companies; and (f) there are no agreements or waivers currently in effect that provide for an extension of time for the assessment of any Tax against any of the Acquired Companies.
None of the Acquiring Companies is a party to any tax allocation or sharing agreement. None of the Acquired Companies has been a member of an affiliated group filing a consolidating Federal income tax return (other than a group, the common parent of which is KeyCom), or has any liability for the Taxes of any person or entity other than the Acquired Companies under Treasury Regulations '1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise). Subsequent to April 16, 1997, except as contemplated hereby, the Acquired Companies have not been a party to any distribution described in '355(e)(2)(A)(i) of the Code.

     3.20     Proceedings  and Judgments.  Except as described on Schedule 3.20,
(a) no Proceeding is currently pending or, to the knowledge of KeyCom, threatened, nor has any Proceeding occurred at any time since January 1, 1999, to which any of the Acquired Companies is or was a party, or by which any of the Acquired Companies or any Assets or business of any of the Acquired Companies is or was affected; (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1999, against any of the Acquired Companies, or by which any of the Acquired Companies or any Assets or business of any of the Acquired Companies is or was affected; and (c) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the knowledge of KeyCom, threatened by or against any of the Acquired Companies at any time since January 1, 1999, and, to the knowledge of KeyCom, there is no basis for any such claim. As to each matter described on
Schedule 3.20, accurate and complete copies of all pertinent pleadings, judgments, orders, correspondence and other legal documents have been made available to Emergent.

     3.21 Insurance. Schedule 3.21 is an accurate and complete list of all Insurance Policies (excluding Insurance Policies that constitute KeyCom's Employee Benefit Plans described on Schedule 3.17) owned or maintained by any of the Acquired Companies and/or any of their predecessors at any time since January 1, 1999. Except as indicated on Schedule 3.21, all such Insurance

Policies are or were on an "occurrence" rather than a "claims made" basis. None of the Acquired Companies has received notice of cancellation with respect to any such current Insurance Policy, and, to the knowledge of KeyCom, there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Except as indicated on Schedule 3.21, accurate and complete copies of all Insurance Policies described on Schedule 3.21 have been made available to Emergent. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 3.21. Except as described on
Schedule 3.21, there are no claims that are pending under any of the Insurance Policies described on Schedule 3.21.

     3.22 Questionable Payments. Since February 15, 1999, none of the Acquired Companies or, to the knowledge of KeyCom, no current or former partner, owner, shareholder, member, director, executive, officer, representative, agent or employee of any of the Acquired Companies (when acting in such capacity or otherwise on behalf of any of the Acquired Companies or any of their predecessors), (a) has used or is using any corporate funds (i) for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity or, (ii) to the knowledge of KeyCom, in violation of customer policies and/or rules; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (e) has made at any time since January 1, 1999, any false or fictitious entries on the books and records of any of the Acquired Companies;
(f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any of the Acquired Companies; or (g) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of any of the Acquired Companies.

     3.23 Related Party Transactions. Except as described on Schedule 3.23 and except for any Contracts listed on Schedule 3.15, there are no current real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Acquired Companies and any current or former partner, owner, shareholder, member, director, officer or controlling Person of any of the Acquired Companies (or any of their respective predecessors).

     3.24 Brokerage Fees. No Person acting on behalf of any of the Acquired Companies is or shall be entitled to any brokerage or finder's fee in connection with the Transactions.

     3.26     Full  Disclosure.

          (a) No representation or warranty made by KeyCom in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to Emergent and Newco in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be material to 's Emergent's or Newco's understanding thereof in any respect. There is no fact known to KeyCom or any of its subsidiaries, that has not been disclosed to Emergent in the Schedules to this Agreement or otherwise in writing, that was or is or, so far as either KeyCom or any of its subsidiaries can reasonably foresee, will have a material adverse effect on any of the Acquired Companies, the business, the Assets or financial condition of any of the Acquired Companies or the ability of KeyCom to perform its obligations under this Agreement.

          (b) None of the information supplied or to be supplied by or on behalf of the Acquired Companies for inclusion in the proxy statement to be filed with the SEC by Emergent in connection with the KeyCom Shareholder's
Meeting (as hereinafter defined) to be held by KeyCom relating to the Merger (the "Proxy Statement") will, at the time the Proxy Statement is filed, at the time the Proxy Statement is mailed to the shareholders of KeyCom or at the time of the KeyCom Shareholder's Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, provided, however that KeyCom makes no representation or warranty with respect to any information furnished by Emergent or any of its accountants, counsel or other authorized representatives in writing specifically for inclusion in the Proxy Statement.

               Section 4:   Representations of  Emergent and Newco

     Knowing that KeyCom relies thereon, Emergent and Newco, jointly and severally, represent and warrant to KeyCom as of the date of this Agreement, and covenant with KeyCom, as follows:

     4.1 Organization. Emergent and Newco are each a corporation that is duly organized, validly existing and in good standing under the Laws of Delaware. Emergent and Newco each possess the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement and the Plan. Newco is a wholly owned subsidiary of Emergent. Newco has not engaged in any activities other than in connection with its organization and this Agreement.

     4.2 Agreement. Each of Emergent's and Newco's execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) have been duly authorized by all necessary corporate actions by their respective boards of directors, and shareholders; (b) do not constitute a violation of or default under their respective charters or bylaws; (c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which Emergent or Newco is a party or by which Emergent or Newco is bound; (d) do not constitute a violation of any Law or Judgment that is applicable to it or to their respective businesses or Assets, or to the Transactions; and (e) do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of each of Emergent and Newco, enforceable against each of them in accordance with its terms.

     4.3 Emergent's Stock. The authorized capital stock of Emergent consists of: (i) 150,000,000 shares of common stock, par value $0.001 per share, of which approximately 27,555,000 shares were issued and outstanding as of July 16, 2001; and (ii) 25,000,000 shares of Preferred Stock, $0.001 par value per share, of which approximately 8,500,000 Series A, 1,000,000 Series B and 1,400 Series D shares were outstanding as of July 16, 2001.

     4.4 SEC Filings As of their respective dates, the Emergent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Emergent SEC Documents.

     4.5 Authorization for Emergent Preferred Stock. Emergent will take all necessary action prior to the Closing Date to permit it to issue the number of shares of Emergent Senior Series E Preferred Stock required to be issued pursuant to this Agreement and the Plan. All shares of Emergent Preferred Stock issued pursuant to this Agreement and the Plan will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof.

     4.6     Investment  Matters.   Emergent  is  acquiring the KeyCom Stock for
its own account for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution thereof.

     4.7 Brokerage Fees. Carbon House Ltd has acted as a financial advisor to the company and will paid one hundred and fifty thousand dollars ($150,000.00) by Emergent pursuant to the Consulting Agreement dated June 13, 2001. Emergent will be solely responsible for bearing this cost.

     4.8 Compliance with Law. The operations of Emergent, the conduct of the businesses of Emergent, as and where such businesses have been or presently are conducted, and the ownership, possession and use of the assets of Emergent have complied and currently do comply in all material respects with all applicable Laws. Emergent is not subject to any consent decree of any Person.

     4.9 Full Disclosure. No representation or warranty made by Emergent in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to KeyCom by Emergent in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to KeyCom's understanding thereof in any respect.

            Section 5:  Certain Obligations of KeyCom Pending Closing

     5.1 Conduct of Business. Between the date of this Agreement and the Closing Date or termination of the Agreement, except with the prior written consent of Emergent:

          (a) Each of the Acquired Companies shall, (i) conduct its business in the ordinary course consistent with past practice, (ii) not make any material change in its business practices, and (iii) use its reasonable best efforts to preserve their business organization intact, keeping available the services of its current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of its customers, suppliers and other Persons having business relations with the Acquired Companies.

          (b) Except in the ordinary course of its business consistent with its past practices, none of the Acquired Companies shall, (i) create or assume any Encumbrances upon any of their businesses or Assets, (ii) incur any Obligation, (iii) make any loan or advance, (iv) assume, guarantee or otherwise become liable for any Obligation of any other Person, (v) commit for any capital expenditure, (vi) purchase, lease, sell, abandon or otherwise acquire or dispose of any business or Assets, (vii) waive any right or cancel any debt or claim,
(viii) assume or enter into any Contract other than this Agreement and the Plan (and any other Contract contemplated herein) or, (ix) except for amendments to existing employment agreements which have been approved prior to the date hereof by Emergent, increase, or authorize an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives.

          (c) Even in the ordinary course of their business consistent with their past practices, none of the Acquired Companies shall, borrow or lend any funds, purchase any goods or services, lease any equipment, incur any debt, Obligation, or enter into any Contract (excluding Customer Contracts and related commitments entered into in the ordinary course of business consistent with past practices) or other transaction involving, in any single case, an amount exceeding $25,000.00 or, in the aggregate, an amount exceeding $75,000.00 or such greater amount as shall have been agreed to by Emergent, such agreement to not be unreasonably withheld or delayed.

          (d) None of the Acquired Companies shall, (i) permit or cause a material breach or material default by them under any of their Contracts, Insurance Policies, licenses or Permits, (ii) adopt or enter into any new Employee Benefit Plan or modify any existing Employee Benefit Plan, (iii) participate in any merger, consolidation or reorganization, (iv) begin to engage in any new type of business, (v) acquire the business or any bulk assets of any other Person, (vi) completely or partially liquidate or dissolve, or (vii) terminate any substantial part of their business.

          (e) Each of the Acquired Companies shall, (i) maintain their Real Property and Tangible Property in good condition and repair, ordinary wear and tear excepted, (ii) maintain their Insurance Policies and Permits in full force and effect or enter into substantially similar replacement policies, (iii) repair, restore or replace any of their material Assets that are damaged, destroyed, lost or stolen, (iv) comply with all applicable Contracts, Permits and Laws, (v) properly file all Tax returns, annual reports and other returns and reports required to be filed by them, and (vi) fully pay when due all Taxes and fees payable by them.

          (f) Each of the Acquired Companies shall, maintain its corporate existence and good standing in its respective jurisdiction of incorporation and its good standing in each jurisdiction where it is currently qualified as a foreign corporation. None of the Acquired Companies shall amend its certificate of incorporation or bylaws.

          (g) None of the Acquired Companies shall, redeem, retire or purchase, or create, grant or issue any options, warrants or other Contracts or Contract Rights with respect to, any shares of KeyCom Stock, or any other capital stock or other securities of KeyCom, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights.

          (h) KeyCom shall not sell, assign, give, pledge or otherwise transfer, dispose of or encumber any shares of KeyCom Stock, or any other capital stock or other securities of KeyCom.

          (i) None of the Acquired Companies shall enter into any Contract that commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 5.1 or any other provisions of this Agreement or the Plan.

     5.2 Emergent's Due Diligence Investigation. Between the date of this Agreement and the Closing Date, the Acquired Companies shall (a) permit Emergent and its authorized representatives to have reasonable access to the Acquired Companies' facilities and offices during normal business hours, to observe the Acquired Companies' operations, to meet with the Acquired Companies' officers and employees, and to audit, examine and copy the Acquired Companies' files, books and records and other documents and papers, and (b) provide to Emergent and its authorized representatives all information concerning the Acquired Companies' business, Assets and financial condition, its shareholders and the KeyCom Stock that Emergent reasonably requests.

     5.3 Consents. Between the date of this Agreement and the Closing Date, each of the Acquired Companies shall in good faith use its reasonable best efforts to obtain all Consents and approvals of all lenders, lessors, vendors, customers and other Persons necessary to permit the Merger and the other Transactions to be consummated without violating any loan agreement, lease or other material Contract to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, and to give the notices and make the filings described on Schedule 3.2.

     5.4 Acquisition Proposals. Between the date of this Agreement and the Closing Date, neither KeyCom, nor any officer, director, employee, representative or agent of KeyCom shall, directly or indirectly, solicit, initiate, encourage or respond to any inquiries or proposals from, or participate in any discussions or negotiations with, or provide any non-public information to, any Person or group (other than Emergent and its officers, employees, representatives and agents) concerning any bulk sale of any of the Assets of the Acquired Companies (other than with respect to the conversion and/or exercise of currently outstanding warrants and/or stock options), any sale of shares of capital stock or other securities of the Acquired Companies (other than with respect to the conversion and/or exercise of currently outstanding stock options and/or warrants), or any merger, consolidation or similar transaction involving any of the Acquired Companies. KeyCom shall immediately advise Emergent of, and communicate to Emergent the terms of, any such inquiry or proposal received by any of the Acquired Companies or any Shareholder.

     5.5 Advice of Changes. Between the date of this Agreement and the Closing Date, KeyCom shall promptly advise Emergent, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of KeyCom contained in this Agreement). For purposes of determining the accuracy of representations and warranties of KeyCom contained in this Agreement for the purpose of determining the fulfillment of the condition set forth in Section 9.3, the Schedules delivered by KeyCom shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto. For purposes of determining the accuracy of representation and warranties of KeyCom contained in this Agreement for the purpose of the indemnification set forth in
Section 13.1 12.1, the Schedules delivered by KeyCom shall be deemed to include that information contained therein on the date of this Agreement and any information contained in any subsequent supplement or amendment thereto.

     5.6 Reasonable Best Efforts. KeyCom shall use its reasonable best efforts to consummate the Merger and the other Transactions as of the earliest practicable date. KeyCom shall not take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

     Section 6:   Certain Obligations of  Emergent and Newco Pending Closing

     6.1 Corporate Status. Between the date of this Agreement and the Closing Date:

          (a) Each of Emergent and Newco shall maintain its corporate existence and good standing in the State of Delaware and shall not amend its charter or bylaws in any manner that would be inconsistent with its obligations under this Agreement or the Plan.

          (b) Neither Emergent nor Newco shall enter into any Contract that commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Agreement or the Plan.

     6.2 KeyCom Due Diligence Investigation. Between the date of this Agreement and the Closing Date, upon KeyCom's request, Emergent shall (a) permit KeyCom and its authorized representatives to visit Emergent's facilities during normal business hours, to meet with 's Emergent's key officers, and (b) provide to KeyCom and its authorized representatives all publicly and non-publicly available information concerning Emergent, its owners and its subsidiaries and their respective businesses, assets and financial condition, that KeyCom reasonably requests. All such information to which KeyCom and its representations are given access shall be subject to the Confidentiality Agreement.

     6.3 Consents. Between the date of this Agreement and the Closing Date, Emergent and Newco shall in good faith use their reasonable best efforts to obtain all Consents and approvals of all Persons necessary to permit the Merger and the other Transactions to be consummated, and to give the notices and make the filings, described in Section 4.2.

     6.4 SEC Reports. Between the date of this Agreement and the Closing Date, Emergent shall file all reports and other filings required to be filed by it under the Exchange Act, and Emergent shall deliver to KeyCom, promptly after they become available, all registration statements, proxy statements, reports and other filings, and all amendments thereto, that Emergent files with the SEC.

     6.5 Advice of Changes. Between the date of this Agreement and the Closing Date, Emergent shall promptly advise KeyCom, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed pursuant to a representation or warranty in this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of Emergent and/or Newco contained in this Agreement).

     6.6 Reasonable Best Efforts. Emergent and Newco shall use their reasonable best efforts to consummate the Merger and the other Transactions as of the earliest practicable date, and neither Emergent nor Newco shall take, or cause to be taken, or to the best of their ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

     6.7 Investment, Emergent will cause seven hundred and fifty thousand dollars ($750,000.00) to be invested into KeyCom (the "Investment") payable in three successive weekly installments of two hundred and fifty thousand dollars ($250,000.00) each, commencing on Wednesday, July 25, 2001 and a like payment being made on each Wednesday thereafter until a total of $750,000.00 is paid. The Investment will be represented by Zero Coupon Debt Certificates issued by KeyCom in a form acceptable to Emergent, that form being recently supplied by Emergent. Additionally, Emergent will provide on or before the 25th day of July, 2001, a formal underwriting commitment issued by Heritage West Securities, Inc., in a form and with the terms and conditions substantially similar to those reflected in the letter of intent submitted by Heritage. The commitment must provide for the sale of $5,000,000 in securities over the course of twelve months

                Section 7:   Additional Covenants of the Parties

     7.1 KeyCom Shareholder's Meeting KeyCom shall conduct a shareholder's meeting to obtain approval for all matters in connection with this Plan of Reorganization which require shareholder approval under the DGCL, including proxy requirements.

     7.2 Tax Free Reorganization. Emergent and KeyCom agree not to intentionally take or cause to be taken any actions that would adversely affect the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

       Section 8:   Conditions Precedent to KeyCom's  Closing Obligations

     Each obligation of KeyCom to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 8, except to the extent that such satisfaction is waived by KeyCom in writing.

     8.1 Approval of KeyCom Shareholders. The Merger shall have been duly approved by the affirmative vote of the Shareholders of KeyCom in accordance with applicable Law. A majority of KeyCom shareholders have signed their irrevocable proxy in favor of the merger.

     8.2 Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting Emergent or any of its subsidiaries or their respective businesses, Assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of Emergent or its subsidiaries between the date of this Agreement and the Closing Date. It is understood that a decline in Emergent Common Stock's price shall not, in and of itself, be deemed a material adverse change.

Section 9:   Conditions Precedent  to Emergent's and Newco's Closing Obligations

     Each obligation of Emergent and Newco to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this
Section 9, except to the extent that such satisfaction is waived by Emergent in writing.

     9.1 Approval of the KeyCom Shareholders. The Merger shall have been duly approved by the affirmative majority vote of the shareholders of KeyCom in accordance with applicable Law.

     9.2 Dissenting and other KeyCom Shareholders. The aggregate number of shares of KeyCom Stock owned by those shareholders of KeyCom (if any) who shall have exercised (or given notice of their intent to exercise) the rights of dissenting shareholders under applicable California or any other applicable corporate law shall be less than forty nine percent 49% of the total number of outstanding shares of KeyCom Stock.

     9.3 KeyCom's Representations. All representations, warranties and certifications made by KeyCom in this Agreement or pursuant hereto shall not have been false or misleading in any material respect.

     9.4 KeyCom's Performance. All of the terms and conditions of this Agreement to be satisfied or performed by KeyCom on or before the Closing Date (including the Obligations set forth in Section 10.2) shall have been substantially satisfied or performed.

     9.5 Absence of Proceedings. No Proceeding shall have been instituted (excluding any such Proceeding initiated by or on behalf of Emergent or any of its subsidiaries), no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Merger or any of the other Transactions.

     9.6 Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting any of the Acquired Companies, or their respective businesses, Assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of any of the Acquired Companies between the date of this Agreement and the Closing Date.

     9.7 Audit. KeyCom shall have completed its annual audit of the books and records of the Acquired Companies.

                              Section 10:  Closing

     10.1 Closing. The closing of the Merger and the other Transactions (the "Closing") shall take place at a mutually agreeable time and place on a date designated by Emergent (the "Closing Date"),. Contemporaneously with the Closing, the parties hereto shall cause the Plan and properly executed Certificate of Merger conforming to the requirements of Delaware and California Law (the "Certificate of Merger") to be filed with the proper officers of the States of Delaware and California, and the parties shall take such further actions as may be required by the States of Delaware and California, and any other applicable Law, in connection with consummation of the Merger. The Merger shall take effect at the time such filing is made with the States of Delaware and California or at such later time as may be specified in the Certificate of Merger (the "Effective Date").

     10.2 KeyCom's Obligations at Closing. At or prior to the Closing, Emergent and Newco shall have received the following:

          (a) All instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of KeyCom described on Schedule 3.4 and all keys and combinations to all safe deposit boxes, lock boxes and safes of KeyCom and other depositories described on Schedule 3.4.

          (b) A certificate, dated the Closing Date, in form and substance satisfactory to Emergent, signed by the Chief Executive Officer and Chief Financial Officer of KeyCom, certifying, that (i) all representations and warranties made by KeyCom in this Agreement are correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by KeyCom on or before the Closing Date have been substantially satisfied or performed, and (iii) there has not been any material adverse change or material casualty loss affecting any of the Acquired Companies, or their business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in KeyCom's financial performance between the date of this Agreement and the Closing Date [other than continued operating losses in the ordinary course of business

          (c) A Certificate of Merger for the States of Delaware and California, in form and substance, acceptable to the parties ("Certificate of Merger"), dated the Closing Date and duly executed by KeyCom.

          (d)     The  signed  copies  of  all  Consents listed on Schedule 3.2.

          (e) All of the original minute books and stock books of the Acquired Companies (including original stock certificates evidencing KeyCom's 100% ownership of each of the subsidiaries) and duly executed resignations, dated the Effective Date, of all directors and officers of the Acquired Companies other than as specified by Emergent.

          (f) Good standing certificates for KeyCom, dated no earlier than ten (10) days before the Closing Date, from the State of California and from each other jurisdiction in which it is qualified or registered to do business as a foreign corporation and good standing certificate or equivalent from each of the other Acquired Companies from their respective jurisdiction of incorporation.

          (g) A certificate of Secretary of KeyCom as to the incumbency and signatures of the officers of KeyCom executing this Agreement.

          (h) Copies of the resolutions duly adopted by the board of directors and shareholders of KeyCom, authorizing KeyCom to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of KeyCom as in full force and effect, without modification or rescission, on and as of the Closing Date.

          Emergent.

          Purchase price: Emergent will deliver as full payment for the shares of KeyCom to be acquired 250,000 of its Senior Series E Secured Preferred Stock.

          (j) A Security Agreement, substantially in the form attached hereto as Exhibit "B" (the Security Agreement") dated the Closing Date, and duly executed by Emergent.

          (n) All other agreements, certificates, instruments, financial statement certifications, opinions of counsel and documents reasonably requested by Emergent in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement and the Plan.

     10.3 Emergent's and Newco's Obligations at Closing. At the Closing, KeyCom shall have received the following:

          (a)     The  Certificate  of  Merger  duly  executed  by  Newco.

          (b) A certificate, dated the Closing Date, in form and substance satisfactory to the Shareholders, signed by an executive officer of Emergent, certifying that (i) all representations and warranties made by Emergent and/or Newco in this Agreement are correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement and (ii) all of the terms and conditions of this Agreement to be satisfied or performed by Emergent and/or Newco on or before the Closing Date have been substantially satisfied or performed.

          (c) Good standing certificates for each of Emergent and Newco, dated no earlier than ten (10) days before the Closing Date, from the State of Delaware.

          (d) Copies of the resolutions duly adopted by the board of directors of Emergent and by the board of directors and the sole Shareholder of Newco, authorizing Emergent and Newco, respectively, to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of Emergent or Newco, respectively, as in full force and effect, without modification or rescission, on and as of the Closing Date.

          (e) A certificate of Secretary of each of Emergent and Newco as to the incumbency and signatures of the officers of Emergent and Newco executing this Agreement.

          (g)     Security  Agreement  duly  executed  Emergent  and  Newco.


          (i) All other agreements, certificates, instruments, opinions of counsel and documents reasonably requested by KeyCom in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement.

           Section 11:   Certain Obligations and Rights after Closing

     11.1 Cooperation with Emergent and the Surviving Corporation. From and after the Closing Date, (a) each of the KeyCom management shall fully cooperate to transfer to Emergent and the Surviving Corporation the full control and enjoyment of the Acquired Companies; (b) none of the KeyCom management shall take any action, directly or indirectly, alone or together with others, that obstructs or impairs the smooth assumption by Emergent and the Surviving Corporation of the business of the Acquired Companies; and (c) the KeyCom management shall promptly deliver to Emergent and the Surviving Corporation all correspondence, papers, documents and other items and materials received by any of the management of KeyCom after the Effective Date which pertain to the business or Assets of the Acquired Companies. At any time and from time to time after the Closing Date, at Emergent's request and without further consideration (but at 's Emergent's expense), each of KeyCom management shall promptly execute and deliver all such further agreements, certificates, instruments and documents and perform such further actions as Emergent may reasonably request, in order to fully consummate the Merger and the other Transactions and to fully carry out the purposes and intent of this Agreement and the Plan, including, but not limited to, such documents and actions as may be required in connection with the continuation or termination of the employee benefit plans of KeyCom, the adoption by the Surviving Corporation of Emergent's employee benefit plans, and the filing of tax returns of KeyCom for all periods ending on, before or including the Closing Date. The aforementioned co-operation is acknowledged by all parties to be to be integral in arranging the financing necessary for the continuation of the business including the payments contemplated under the preferred stock agreements. Therefore any delay in providing the requested information shall defer the obligations under the security agreement and shall constitute an absolute defense to any noticed default. Notwithstanding the foregoing, nothing in this Section 11.1 shall limit the rights of any Person to exercise his legal rights with respect to his capacity as a shareholder, officer, director or employee of the Acquired Companies or, after the Closing Date, Emergent or any of its subsidiaries, including his rights under employment agreements or his right, to vote his shares or dissent from the Merger.

      Stock.

          (a) The shares of Emergent Preferred Stock to be issued in the Merger will not be transferable until on or after two years from the Closing Date and each Stockholder of KeyCom shall be subject to such restriction;

          (b) All certificates for Emergent Preferred Stock to be issued in the Merger shall bear appropriate restrictive legends to reflect Subsection (a) hereof, and Emergent shall have the right to place a stop transfer order with its transfer agent against all such shares.


                          Section 12:   Indemnification

     12.1     Indemnification.

     From and after the Closing Date, the KeyCom shareholders, through, shall indemnify and hold harmless Emergent and its successors and assigns, and its directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses (in each case net of any applicable reserves set forth on the October 31 Latest Balance Sheet and net of any insurance recoveries) , including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any of the following:

          (a) Any misrepresentation, breach or failure of any warranty or representation made by KeyCom in or pursuant to this Agreement.

          (b) Any failure or refusal by KeyCom to satisfy or perform any covenant, term or condition of this Agreement required to be satisfied or performed by any or all of them.

          (c) Any Proceeding against Emergent by any Person arising out of or caused by, directly or indirectly, any act or omission of KeyCom, or any of its shareholders, directors, officers, employees, agents or representatives, occurring at any time prior to the Effective Date.

          (d) Any deficiency or adjustment for Taxes and related interest, penalties and expenses, assessed against or imposed upon KeyCom (or any of its successors) with respect to any period ending on or before the Closing Date. The right of Emergent to indemnification under this Section 12.1 shall not be affected by the fact that the applicable tax deficiency, adjustment, interest or penalties may be assessed against Emergent as a result of the fact that, after the Closing Date, KeyCom shall be included in the consolidated federal income tax returns filed by Emergent.


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     12.2     Indemnification  Procedures.  With  respect  to  each  event, occurrence or matter (an "Indemnification Matter") as to which Emergent,(the "Indemnitee"), is entitled to indemnification (the "Indemnitor") under Section 12.1.

          (a) Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has knowl-edge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice"), together with copies of any such written documents.

          (b) If a third party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over the litigation, defense or settlement (the "Defense") of the Indemnification Matter, except that (i) the Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense; (ii) if the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse effect on the Indemnitee, its business or financial condition, or its relationship with any customer, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense, provided that the Indemnitor shall be entitled to participate in the Defense at its expense and through counsel of its choice;
(iii) the Indemnitee shall not consent to any judgment or order, or agree to any settlement, without the Indemnitor's prior written consent; (iv) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including without limitation by furnishing all available documentary or other evidence as is reasonably requested by the other.

          (c) All amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid in full in accordance with the terms of the Escrow Agreement.

     12.3 Limits on Indemnification. The KeyCom shareholders' liability under this Section 13 shall be limited as follows:

          (1) No amount shall be payable by any KeyCom shareholder under this Section 12 unless and until the aggregate amount otherwise payable by the KeyCom shareholders under this Section 12 exceeds Twenty Five Thousand Dollars ($25,000), in which event the KeyCom shareholders shall only pay all future amounts in excess of such amount payable by any of the KeyCom shareholders under this Section 12.

          (2) The KeyCom shareholders' total liability under this Section 12 shall not exceed the total amount of the Escrow Fund (as defined in the Escrow Agreement).

          (3) With respect to any Indemnification Matters, the Indemnitor shall not be liable as to any such Indemnification Matter for which the Indemnitee does not give an Indemnification Notice to the Indemnitor in accordance with Section 12.2(a) within) twelve (12) months after the Effective Date.


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     12.4     Exceptions.  None  of the foregoing limitations shall apply in the case of any Indemnification Matter involving intentional misrepresentation, fraud or criminal matters.

                         Section 13:   Other Provisions

     13.1 Termination. At any time before the Closing, whether or not the Merger has been approved by KeyCom's shareholders, this Agreement may be terminated and the Merger abandoned in accordance with any of the following methods:

          (a) By the mutual written consents of Emergent and KeyCom, authorized by their respective boards of directors.

          (b) By written notice from Emergent to KeyCom, or from KeyCom to Emergent, if it becomes certain (for all practical purposes) that any of the conditions to the closing obligations of the party giving such notice cannot be satisfied on or before December 31, 2000, for a reason other than such party's default, and such party is not willing to waive the satisfaction of such condition.

          (c) By written notice from Emergent to KeyCom, or from KeyCom to Emergent, if the Closing does not occur on or before December 31, 2001 for any reason other than a breach of this Agreement by the party giving such notice.

     13.2 Publicity. Without the prior written consent of Emergent, KeyCom shall not make any public announcement regarding the Transactions, nor shall they in any public manner disseminate any information regarding KeyCom, Emergent, the Merger or the other Transactions. Unless required by Law or stock exchange regulation, in the opinion of 's Emergent's counsel, neither Emergent nor Newco shall make any public announcement regarding the Transactions without first consulting with KeyCom. With respect to any announcement that any of the parties is required by Law or stock exchange regulation to issue, such party shall, to the extent possible under the circumstances, review the necessity for the contents of the announcement with the other party before issuing the announcement. The provisions of this Section 14.2 13.2 shall survive any termination of this Agreement for a period of one year.

     13.3 Fees and Expenses. Emergent shall pay all of the fees and expenses incurred by it and/or Newco, and KeyCom shall, at or prior to Closing, pay all of the fees and expenses incurred by it and the KeyCom Shareholders in negotiating and preparing this Agreement and the Plan (and all other contracts and documents executed in connection herewith or therewith) and in consummating the Transactions as well as all other fees and expenses owed by it to its counsel;

     13.4 Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid. Notices may also be given by prepaid facsimile and shall be effective on the date transmitted if confirmed telephonically immediately thereafter and within 48 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notices to KeyCom shall be sent to KeyCom to the attention of its President (in the manner provided below). Notices to Emergent and/or Newco shall be sent to Emergent's address stated on page one of this Agreement to the attention of its President. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this
Section 13.4, provided that any such change of address notice shall not be effective unless and until received.

     13.5     Survival  of Representations and Covenants.  Except as provided in
Section 12.3(c), all representations and warranties and covenants made in this Agreement or pursuant hereto shall survive the date of this Agreement, the Closing Date, the Effective Date and the consummation of the Transactions for a period of two years.

     13.6 Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

     13.7 Reliance by Emergent and Newco. Notwithstanding the right of Emergent and Newco to investigate the businesses, Assets and financial condition of the Acquired Companies, and notwithstanding any knowledge determined or determinable by Emergent and Newco as a result of such investigation, Emergent and Newco have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by KeyCom in this Agreement or pursuant hereto.

     13.8 Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, and the Plan and, Security Agreement, state the entire understanding among the parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including without limitation all confidentiality letter agreements and letters of intent and term sheets previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

     13.9 Parties in Interest. This Agreement shall bind, benefit, and be enforceable by and against KeyCom, Emergent and Newco and their respective successors and assigns. No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other parties. Nothing in this Agreement or the Plan is intended to confer, or shall be deemed to confer, any rights or remedies upon any Persons other than the parties hereto and the respective directors and Shareholders of KeyCom, Emergent and Newco.

     13.10 Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

     13.11 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

     13.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

     13.13 Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

     13.14 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

     13.15 Controlling Law. Except and only to the extent that the corporate law aspects of the Merger are governed by the corporate laws of the State of Delaware. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO
PRINCIPLES  OF  CONFLICTS  OF  LAW.

     13.16 Arbitration. In the event of any dispute, claim or controversy concerning, arising out of or relating to this Agreement, its effect, the breach thereof, or the transactions contemplated by it, the same shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). The arbitration shall be before one neutral arbitrator to be selected in accordance with the AAA Rules and whose decision shall be rendered in writing. The results of the arbitration shall be final and binding upon the parties, with costs paid by the party who does not prevail in the arbitration, and judgment on the award may be entered in any court having jurisdiction thereof. In rendering the award, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Delaware. The arbitration shall be held in Chicago, Illinois, or at such other place as may be selected by mutual agreement of the parties. The arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Neither party nor the arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties, unless required to do so by order of a Governmental Authority, or as required by either party's auditors in connection with the preparation of audited financial statements, or as required by the disclosure requirements of any U.S. or foreign securities law, regulation or stock exchange rule, or if a petition to enforce arbitration is necessary to be filed with a court of competent jurisdiction.

     13.17 No Third-Party Beneficiaries. No provision of this Agreement or the Plan is intended to or shall be construed to grant or confer any right to enforce this Agreement or the Plan, or any remedy for breach of this Agreement or the Plan, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the Acquired Companies.

     13.18 Nature of Transactions. The parties intend that the Merger shall constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     13.19 Bankruptcy and Equitable Qualifications. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any Contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

     13.20 Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement or any agreements delivered in connection with the Transactions.

     Witness the due execution and delivery hereof as of the date first stated above.

KeyCom,  Inc.                          Emergent  Financial  Group,  Inc.

_______________________                    _______________________
By:                                        By:
Name:                                      Name:
Title:                                     Title:


                                           KeyCom  Holding  Corporation

                                           _______________________
                                           By:
                                           Name:
                                           Title: